S. W. HATFIELD, CPA
certified public accountants

Member:  Texas Society of Certified Public Accountants
         Press Club of Dallas


                                November 5, 2001



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On November 5, 2001,  this Firm  received a draft copy of a Form 8-K to be filed by Shimoda Resources Holdings, Inc. (formerly ElPlata Corporation) (Company) (SEC File #000-30779, CIK #1116196) reporting an Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA








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